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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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RICHARDSON ELECTRONICS, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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RICHARDSON ELECTRONICS, LTD.
40W267 Keslinger Road
P.O. Box 393
LaFox, Illinois 60147-0393

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 15, 2003

To the Stockholders of Richardson Electronics, Ltd.

        The Annual Meeting of Stockholders of Richardson Electronics, Ltd., a Delaware corporation, will be held on Wednesday, October 15, 2003 at 2:00 P.M., Chicago time, at the offices of the Company, 40W267 Keslinger Road, LaFox, Illinois, for the following purposes:

1.
To elect ten directors;

2.
To approve the amendment to the Richardson Electronics, Ltd. Employees' 1999 Stock Purchase Plan to increase the number of shares subject to the Plan by 100,000;

3.
To ratify the engagement of KPMG LLP as the Company's independent certified public accountants for the fiscal year ending May 31, 2004; and

4.
To transact such other business as may properly come before the meeting and any adjournments thereof.

        All stockholders are cordially invited to attend the meeting, although only stockholders of record at the close of business as of August 19, 2003 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof. If you would like directions to the location of the Annual Meeting, please contact the Company at (630) 208-2371 or go to the Company's website at www.rell.com/pdfs/map_directions.pdf.

By order of the Board of Directors

EDWARD J. RICHARDSON Chairman of the Board and Chief Executive Officer
LaFox, Illinois September 4, 2003

RICHARDSON ELECTRONICS, LTD.

PROXY STATEMENT

INFORMATION CONCERNING THE SOLICITATION

        The enclosed proxy is solicited by Richardson Electronics, Ltd. (the "Company") whose principal executive offices are located at 40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147-0393, for use at the Annual Meeting of Stockholders of the Company, to be held Wednesday, October 15, 2003 at 2:00 P.M., Chicago Time, at the offices of the Company, 40W267 Keslinger Road, LaFox, Illinois, or at any adjournments thereof. In addition to solicitation of proxies by mail, proxies may be solicited by the Company's directors, officers and regular employees by personal interview or telephone, telegram or similar means, and the Company will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by them. The expense of all such solicitation, including printing and mailing, will be paid by the Company. Any proxy may be revoked at any time before its exercise, by written notice to the Secretary of the Company, by executing a subsequent proxy or by attending the meeting and electing to vote in person. This Proxy Statement and accompanying proxy were first sent or given to stockholders on or about September 4, 2003.

        Only stockholders of the Company of record at the close of business on August 19, 2003 are entitled to vote at the meeting or any adjournment thereof. As of that date there were outstanding 12,272,812 shares of Common Stock, par value $.05 per share, and 3,206,812 shares of Class B Common Stock, par value $.05 per share. Holders of Common Stock are entitled to one (1) vote per share and holders of Class B Common Stock are entitled to ten (10) votes per share on all matters voted upon at the meeting. The Common Stock and the Class B Common Stock will vote together as a single class on all proposals presented in this Proxy Statement. Outstanding shares of the Company, represented in person or by proxy, having a majority of the voting power shall constitute a quorum at the meeting. A plurality of the voting power of the shares represented at the meeting is required to elect directors and the ten nominees who receive the most votes will be elected. The affirmative vote of a majority of the voting power of the shares represented at the meeting is required to approve the amendment to the Richardson Electronics, Ltd. Employees' 1999 Stock Purchase Plan and the ratification of the engagement of KPMG LLP for fiscal year 2004. A proxy in the accompanying form which is properly signed, dated, returned and not revoked will be voted in accordance with the instructions contained therein. Unless authority to vote for the election of directors (or for any nominee) is withheld, proxies will be voted for the directors proposed by the Board, and, if no contrary instructions are given, proxies will be voted for approval of the amendment to the Richardson Electronics, Ltd. Employees' 1999 Stock Purchase Plan and engagement of KPMG LLP. Discretionary authority is provided in the proxy as to any matters not specifically referred to therein. Management is not aware of any other matters that are likely to be brought before the meeting. However, if any such matters properly come before the meeting, it is understood that the proxy holder or holders are fully authorized to vote thereon in accordance with his or their judgment and discretion. Stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, are considered stockholders who are present and entitled to vote and they count toward the quorum and a vote against the proposals. Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. If brokers do not receive instruction to vote on discretionary matters, they will not vote on such matters with respect to such shares. These "broker non-votes" will be counted as present for quorum purposes but not entitled to vote on the matter in question, thus effectively reducing the number of votes needed to approve the matter.

ELECTION OF DIRECTORS

        A Board of ten directors will be elected to serve until the next annual meeting, or until their successors are elected and shall have qualified subject to their earlier resignation or removal as permitted by law. The proxies returned pursuant to this solicitation will be voted by the persons named therein for the election as directors of the persons named below under "Information Relating to Directors, Nominees and Executive Officers" as nominees for election as directors unless specifically directed to withhold authority in the proxy. Should any nominee be unable to accept the office of director (which is not presently anticipated), the persons named in the proxies will vote for the election of such other persons, as they shall determine.

Information Relating to Directors, Nominees and Executive Officers

        The following table sets forth the name, principal occupation and position and offices with the Company, age, and length of service of each of the directors, nominees for director and executive officers of the Company and ownership of Common Stock and Class B Common Stock of the Company (by number of shares and as a percentage of the total outstanding shares of each class and as a percentage of the total voting power of all outstanding voting shares combined) of each director and nominee and each executive officer named in the "Summary Compensation Table" below and of all executive officers and directors as a group. Because Class B Common Stock is convertible into Common Stock the number of shares listed as owned under the Common Stock column in the table also includes the number of shares listed under the Class B Common Stock column. The information in the table has been furnished to the Company by the persons listed.

			Common Stock and Class B Common Stock Beneficially Owned As of August 19, 2003
Name, Principal Occupation and Company Position	Age	Director Since	Number of Shares of Common(1)(2)		Percent Of Class	Number of Shares of Class B Common(3)	Percent Of Class	Percent of Total Voting if Class voting not applicable(3)
Directors and Nominees for Election as Director
Edward J. Richardson(4)(24) Chairman of the Board and Chief Executive Officer of the Company	61	1965	3,337,126	(10)	21.42%	3,195,911	99.66%	72.21%
Bruce W. Johnson(26) President and Chief Operating Officer of the Company	62	1996	175,119	(18)	1.41%	0	*	*
Dario Sacomani(25) Senior Vice President and Chief Financial Officer of the Company	47	2002	30,766	(15)	*	0	*	*
Arnold R. Allen Management Consultant	71	1986	25,000	(13)	*	11,782	*	*
Jacques Bouyer(5)(6)(9) Retired CEO and COB of Philips Components—France	75	1990	48,250	(14)	*	0	*	*
Scott Hodes(5)(7)(8) Partner, McGuire Woods Ross & Hardies, Attorneys at Law, whose firm provides legal services to the Company	66	1983	73,424	(11)	*	3,712	*	*
Ad Ketelaars(9) CEO, Philips Business Communications	46	1996	12,000	(17)	*	0	*	*
John R. Peterson(7)(9) Managing Director, Cleary Gull Inc.	46	1999	20,000	(19)	*	0	*	*
Harold L. Purkey(7) Retired Managing Director First Union Securities, Inc.	57	1994	47,000	(16)	*	0	*	*

Samuel Rubinovitz(4)(5)(6)(8)(9) Management Consultant, Director, LTX Corporation and Director, Kronos Corporation	73	1984	45,431	(12)	*	825		*	*
Non Director Executive Officers of the Company
William G. Seils(27) Senior Vice President, General Counsel and Secretary	68	N.A.	76,873	(20)	*	0		*	*
Robert Prince(28) Executive Vice President, Worldwide Sales	41	N.A.	99,577	(21)	*	0		*	*
Joseph C. Grill(29) Senior Vice President, Human Resources	59	N.A.
Flint Cooper(30) Executive Vice President & Gen. Mgr., Security Systems Division	41	N.A.
Pierluigi Calderone(31) Vice President and Director, European Operations	45	N.A.
Robert J. Heise(32) Vice President and Gen. Mgr., Display Systems Group	38	N.A.
Gregory J. Peloquin(33) Executive Vice President & Gen. Mgr., RF & Wireless Communications Group	39	N.A.
Kathleen M. McNally(34) Senior Vice President, Marketing Operations and Customer Support	44	N.A.
Murray J. Kennedy(35) Executive Vice President & Gen. Mgr., Industrial Power Group	42	N.A.
Gint Dargis(36) Vice President & Chief Information Officer	46	N.A.
Officers and Directors As a group (20 persons)			4,301,591	(22)	29.24%	3,212,230	(23)	99.80%	74.48%

(*)
Less than 1%.

(1)
Includes the number of shares listed under the column "Number of Shares of Class B Common."

(2)
Except as noted, beneficial ownership of each of the shares listed is comprised of either sole investment and sole voting power, or investment power and voting power that is shared with the spouse of the Director or officer, or voting power that is shared with the Trustee of the Company's Employees Stock Ownership Plan ("ESOP") with respect to shares identified as allocated to the individual's ESOP account.

(3)
Common Stock is entitled to one vote per share and Class B Common Stock is entitled to ten votes per share. Computation assumes that Class B Common Stock held or subject to acquisition pursuant to stock option is not converted.

(4)
Member of Executive Committee.

(5)
Member of Compensation Committee.

(6)
Member of Stock Option Committee.

(7)
Member of Audit Committee.

(8)
Member of Directors' Executive Oversight Committee.

(9)
Member of Strategic Planning Committee.

(10)
Includes 3,195,911 shares of Common Stock which would be issued upon conversion of Mr. Richardson's Class B Common Stock, 26,351 shares of Common Stock allocated to the account of Mr. Richardson under the ESOP and 43,797 shares of Common Stock which would be issued upon conversion of $926,000 principal amount of the Corporation's 7 1/4% Convertible Subordinated Debentures, and 47,444 shares of Common Stock which would be issued upon conversion of $854,000 principal amount of the Corporation's 8 1/4% Convertible Senior Subordinated Debentures ("8 1/4% Debentures") owned by Mr. Richardson and 9,271 shares of Common Stock which would be issued upon conversion of $196,000 principal amount of the Corporation's 7 1/4% Convertible Subordinated Debentures, and 4,611 shares of Common Stock which would be issued upon conversion of $83,000 principal amount of the Corporation's 8 1/4% Convertible Senior Subordinated Debentures owned by a Trust of which Mr. Richardson is a Co-Trustee and as such shares investment and voting power. Does not include 18,035 shares of Common Stock held by William G. Seils as custodian for Mr. Richardson's sons, Alexander and Nicholas and 4,920 shares of Common Stock held by Mr. Richardson's wife or 6,333 shares of Common Stock which would be issued upon conversion of $114,000 principal amount of the Corporation's 8 1/4% Debentures owned by Mr. Richardson's wife, as to which Mr. Richardson disclaims beneficial ownership.

(11)
Includes 3,712 shares of Common Stock which would be issued upon conversion of Mr. Hodes' Class B Common Stock. Also includes 35,000 shares of Common Stock to which Mr. Hodes holds stock options exercisable within 60 days.

(12)
Includes 825 shares of Common Stock which would be issued upon conversion of Mr. Rubinovitz' Class B Common Stock. Also includes 40,000 shares of Common Stock to which Mr. Rubinovitz holds stock options exercisable within 60 days.

(13)
Includes 11,781 shares of Common Stock to which Mr. Allen holds stock options exercisable within 60 days and an additional 11,782 shares of Common Stock which would be issued upon conversion of 11,782 shares of Class B Common Stock as to which he also holds stock options exercisable within 60 days.

(14)
Includes 40,000 shares of Common Stock to which Mr. Bouyer holds stock options exercisable within 60 days.

(15)
Includes 14,098 shares of Common Stock Mr. Sacomani holds as a Restricted Stock Award that vest in three annual installments beginning June 17, 2003. Also includes 16,666 shares of Common Stock as to which Mr. Sacomani holds stock options exercisable within 60 days and 2 shares of Common Stock allocated to the account of Mr. Sacomani under the ESOP.

(16)
Includes 20,000 shares of Common Stock as to which Mr. Purkey holds stock options exercisable within 60 days.

(17)
Includes 12,000 shares of Common Stock as to which Mr. Ketelaars holds stock options exercisable within 60 days.

(18)
Includes 131,000 shares of Common Stock for which Mr. Johnson holds stock options exercisable within 60 days. Also includes 1,519 shares of Common Stock allocated to the account of Mr. Johnson under the ESOP.

(19)
Includes 15,000 shares of Common Stock to which Mr. Peterson holds stock options exercisable within 60 days.

(20)
Includes 65,580 shares of Common Stock as to which Mr. Seils holds stock options exercisable within 60 days. Also includes 10,110 shares of Common Stock allocated to the account of Mr. Seils under the ESOP. Does not include shares held as custodian—see (10).

(21)
Includes 81,000 shares of Common Stock as to which Mr. Prince holds stock options exercisable within 60 days. Also includes 7,055 shares of Common Stock allocated to the account of Mr. Prince under the ESOP.

(22)
Does not include 18,035 shares of Common Stock held by certain members of such group as custodians under Uniform Gift to Minors Acts or 7,510 shares of Common Stock held by spouses of member of group. Includes 3,195,111 shares of Common Stock which would be issuable on conversion of Class B Common Stock, 751,561 shares of Common Stock issuable upon options exercisable within 60 days, 11,782 shares of Common Stock which would be issuable on conversion of Class B Common Stock issuable upon options exercisable within 60 days, 43,797 shares of Common Stock which would be issued upon conversion of $926,000 principal amount of the Corporation's 7 1/4% Convertible Subordinated Debentures, and 47,444 shares of Common Stock which would be issued upon conversion of $854,000 principal amount of the Corporation's 8 1/4% Convertible Senior Subordinated Debentures. Includes 62,398 shares of Common Stock held in trust for the benefit of the Company's profit sharing trust and ESOP allocated to the accounts of all executive officers and directors as a group; such shares are ratably forfeitable in the event the officer leaves the employ of the Company prior to completing six years of service.

(23)
Includes 11,782 shares of Class B Common Stock issuable upon exercise of options exercisable within 60 days.

(24)
Mr. Richardson has been employed by the Company or its predecessor since 1961, holding several positions. He was Chairman of the Board, President and Chief Executive Officer of the Company from September 1989 until November 1996 when Mr. Johnson became President. Mr. Richardson continues to hold the offices of Chairman of the Board and Chief Executive Officer.

(25)
Mr. Sacomani is Senior Vice President and Chief Financial Officer since joining the Company in June, 2002. He was elected a Director effective as of August 6, 2002. Prior to joining the Company he was Senior Vice President, Chief Financial Officer and Treasurer of On Semiconductor in Phoenix, AZ since it was spun off from Motorola, Inc. in 1999. Prior thereto he was employed by Motorola Inc. in management positions in finance and accounting, most recently as Vice President Semiconductor Components Group & Controller.

(26)
Mr. Johnson has been President, Chief Operating Officer and Director since joining the Company in November 1996. Prior thereto, from January 1992 until January 1996, he was President of Premier Industrial Corporation, a New York Stock Exchange listed company which was acquired by Farnell Ltd. in April 1996. He was Executive Vice President of Premier from February 1987 until January 1992. Premier is a full service business to business supplier of electronic components for industrial and consumer products, essential maintenance and repair products for industrial, commercial and institutional applications, and manufactures high-performance fire-fighting equipment.

(27)
Mr. Seils has been Senior Vice President since January 1992 and General Counsel and Secretary since May 1986. Prior to joining the Company in 1986, he was a partner in the law firm of Arvey, Hodes, Costello and Burman, Chicago, Illinois.

(28)
Mr. Prince has been Executive Vice President of Worldwide Sales since February 1998 and was Vice President of Worldwide Sales from November 1996 until February 1998. He was Vice President of Sales from November 1991 until November 1996 and held several other positions since joining the Company in November 1978.

(29)
Mr. Grill has served as an officer of the Company since 1987 and became an executive officer in the position of Vice President—Corporate Administration in 1992. In 1994, his title was changed to Vice President, Human Resources, and in 1999 he was made Senior Vice President, Human Resources.

(30)
Mr. Cooper has been Executive Vice President—SSD since joining the Company in November 1994. He was Director of CCTV Sales with Arius, Inc. from February 1991 until November 1994 and purchasing agent at ADT Security Systems, a distributor of electronic security equipment, from August 1988 to January 1991.

(31)
Mr. Calderone is Vice President and Director of European Operations, prior to that he was Vice President and Managing Director for European Operations since March 1998. He joined the Company in July 1990 as District Sales Manager for Italy and served as Regional Sales Manager of Italy from February 1991 until March 1998.

(32)
Mr. Heise is Vice President and General Manager of the Display Systems Group, prior to that he was Vice President of the Display Systems Group since May 2000. He joined the Company in October 1987 as European Systems and Operations Specialist and has held various other positions in Operations and Sales.

(33)
Mr. Peloquin is Executive Vice President and General Manager of the RF & Wireless Communications Group since January 15, 2002, prior to that he was Vice President of the RF & Wireless Communications Group since November 1999 when he rejoined the Company. He first joined the Company in 1990 and held various positions in product management until 1997 when he left to join Motorola, Inc. as Director of Global Distribution for Wireless Infrastructure Division, which position he held until he rejoined the Company in 1999.

(34)
Mrs. McNally was named Senior Vice President of Marketing Operations and Customer Support in July 2000. She served as Marketing Services Manager from 1986 until 1989 and was named Vice President and Corporate Officer of Marketing Operations in 1989. She has held various positions within Marketing since joining the Company in 1979.

(35)
Mr. Kennedy is Executive Vice President and General Manager of the Industrial Power Group, since January 15, 2002, prior to that he was Vice President and General Manager of the Industrial Power Group since September 1999. He has held various industrial product management positions since joining the Company in March 1994. Prior thereto, he held positions with Litton Electron Devices Group and ITT Electron Devices Division.

(36)
Mr. Dargis has been Vice President and Chief Information Officer since March 2003. Since 1999, he has held similar positions at Hub Group Distribution Services (distribution service e-business) and Publicis—Frankel (a lead promotion and marketing agency). He joined Publicis—Frankel as Director of Applications in 1997. Throughout his career, Mr. Dargis has pursued a career-long focus in information technology management with companies ranging from Ameritech to Alberto-Culver to Zurich Insurance.

Each nominee's and executive officer's principal occupation and employment for the last five years has been as listed in the table or footnotes thereto, except as follows:

Mr. Allen joined the Company as its President and Chief Operating Officer in September 1985. He retired as President of the Company in September 1989. Since his retirement, Mr. Allen has been a management consultant and presently provides management consulting services to the Company. He served as Chairman of the Strategic Planning Committee of the Company's Board of Directors from April 1991 until April 1992.

Mr. Hodes is a partner at the law firm of McGuire Woods Ross & Hardies, which firm provides legal services to the Company.

Mr. Rubinovitz was Executive Vice President of EG&G, Inc., a diversified manufacturer of instruments and components, from April 1989 until his retirement in January 1994. He is also a Director of LTX Corporation and a member of its Compensation Committee; and a director of Kronos, Inc and a member of its Compensation Committee.

Mr. Bouyer served as Chairman of the Board of Philips Components of Paris, France, engaged in the manufacture and sale of electronic components and a subsidiary of N.V. Philips of The Netherlands, from April 1, 1990 until January 1, 1994 when he became honorary Chairman of the Board and a Director until December 31, 1995. Mr. Bouyer also was Vice Chairman of the BIPE Institute for Economic and Market Research from 1981 until 1997. He has been a self-employed consultant in business strategies and management for JBC Consult-Paris since January 1990 until December 2002. He is Chairman and a board member of Bethe1-Paris, a small internet start-up company from July 2002.

Mr. Purkey was President of Forum Capital Markets since May 1997 and Senior Managing Director of such company since May 1994. Forum Capital was acquired in 2000, and Mr. Purkey was the Managing Director of First Union Securities, the successor to Forum Capital, until his retirement on October 1, 2001. From July 1990 until February 1994, he was employed by Smith Barney Shearson, holding the position of Senior Managing Director and Manager of the Convertible Bond Department.

Mr. Ketelaars is CEO of Philips Business Communications. He also serves the Company as an employee of certain foreign subsidiaries. He was Vice President and Managing Director of Richardson Electronics Europe from May 31, 1996 until July 10, 1998. He has held several general management positions with companies such as Philips (Electronic Components), ITT (Cable TV), EnerTel (Telecom Operator), and Comsys (Voice Response Systems).

Mr. Peterson is a Managing Director, the Head of Investment Banking and a member of the Board of Directors of Cleary Gull Inc., an investment banking and investment consulting firm he joined in March of 2002. Previously he was a Managing Director of the Tucker Anthony Inc., the Co-Head of its Tucker Anthony Sutro Capital Markets ("TASCM") division, which provided investment banking services to the Company, and a member of its Operating Committee until November 2001. For a brief time in 2001 and 2002, he was a Managing Director of Riverview Financial Group, LLC, until it was acquired by Cleary Gull Inc. Mr. Peterson was the representative of Tucker Anthony Cleary Gull, a predecessor of TASCM, which was one of the lead underwriters for the Company's public offering of 3,600,000 shares of Common Stock, on May 1, 1998. He is a member of the Board of Directors of Krueger International, Inc., a privately held contract furniture manufacturer.

Executive officers serve for a term until their respective resignation, death or removal.

Board and Committee Meetings

        During the last fiscal year, the Company's Board of Directors held 6 meetings. Each Director attended at least 75% of the aggregate number of such meetings and meetings of the Committees on which he served.

        The Board's Executive Committee did not meet during the last fiscal year, and acted on 8 occasions by unanimous written consent. The Executive Committee, during the interval between meetings of the Board of Directors, may exercise all authority of the Board in the management of the Company, except as otherwise provided in the Company's By-laws or by applicable law.

        The Board's Audit Committee held 10 meetings in the last fiscal year. It meets for the purpose of reviewing and making recommendations regarding the engagement of an independent accounting firm for the Company; the scope of the independent accountants' audit procedures; the adequacy and implementation of internal controls; and such other matters relating to the Company's financial affairs and accounts as required by law or regulation or as it deems desirable or in the best interest of the Company. The Board of Directors has determined that the composition of the Committee complies with the requirements of The National Association of Securities Dealers listing standards, including that they are independent as that term is defined in NASDAQ rules with the possible exception of Scott Hodes due to legal fees that the Company pays to McGuire Woods Ross & Hardies, a law firm of which Mr. Hodes is a partner. However, the Board, by resolution, has determined that Mr. Hodes membership on the Committee is in the best interests of the Company due to his experience and knowledge and consequently satisfies the exception provided by NASDAQ Marketplace Rule 4350(d)(2)(B).

        The Board's Directors' Executive Oversight Committee held 4 meetings in the last fiscal year. It is charged with monitoring the Company's government contracting activities and compliance with its Code of Conduct, and policies on stock trading and ethical business practices and reporting on the same.

        The Board's Compensation Committee held 1 meeting in the last fiscal year. It is responsible for reviewing and establishing the compensation policy and guidelines for, and the compensation of, executive officers.

        The Board's Stock Option Committee held 2 meetings and acted 5 times by consent without meeting in the last fiscal year. It administers the Company's Incentive Stock Option Plan, Incentive Compensation Plan, 1994 Incentive Compensation Plan, 1996 Incentive Compensation Plan, 1996 Stock Purchase Plan, 1998 Incentive Compensation Plan, 1999 Stock Purchase Plan and the 2001 Incentive Compensation Plan including determining the employees to whom stock options, awards or cash bonuses are granted, the number of shares subject to each option or award, and the date or dates upon which each option or award may be exercised.

        The Board's Strategic Planning Committee which is responsible for developing and reviewing long term strategic plans for the Company met 1 time in the last fiscal year.

        The Company has no standing Nominating Committee or committee performing a similar function.

Directors Compensation

        Directors who are not Company employees receive a quarterly fee of $3,000 and a fee of $500 for each Board or Committee meeting attended in person, plus travel expenses. Directors currently do not receive a fee for attending telephonic committee meetings. In addition, each current Non-Employee Director has received a grant of options to acquire 25,000 shares of the Company's Common Stock, upon election to the Board, at exercise prices ranging from $5.25 to $12.875 per share (the fair market value on the date of grant) under the Company's Stock Option Plan for Non-Employee Directors ("Directors' Plan"), or the Company's 1996 Stock Option Plan for Non-Employee Directors ("1996 Directors' Plan"). In addition, each current Non-Employee Director receives a grant of an option to acquire an additional 5,000 shares of the Company's Common Stock each April beginning at the later of 1996 or five years after first elected as a director at exercise prices ranging from $5.375 per share to $12.875 per share. Under the Director's Plan and the 1996 Directors' Plan, options are granted to any director of the Company who is not an officer or employee of the Company or any of its subsidiaries or affiliates and who has not been such for a period of one year prior to his first being elected to the Board ("Non-Employee Director"). Options issued under the Directors' Plan and 1996 Directors' Plan are intended to be non-qualified stock options, not entitled to special tax treatment under Section 422A of the Internal Revenue Code of 1986, as amended, from time to time. The Directors' Plan and the 1996 Directors' Plan are administered by the Board of Directors of the Company which has the sole responsibility for construing and interpreting said Plans. Each option granted is evidenced by an option agreement between the optionee and the Company and, subject to the provisions of the Directors' Plan or the 1996 Directors' Plan, contains such terms and conditions as may be approved by the Board. The purchase price of each share that may be purchased upon exercise of an option is the fair market value of the share on the date the option is granted. These options are exercisable for a period of approximately ten years. Under the Directors' Plan, any new "Non-Employee Director" elected or appointed was granted an option to purchase 25,000 shares of the Company's Common Stock on the date such director took office. All options granted under the Directors' Plan vest over a five-year period from the date of grant with 20% of the option shares becoming first exercisable on each anniversary of the grant date. The Directors' Plan was terminated with respect to future grants on April 10, 1996. Under the 1996 Directors' Plan, any new Non-Employee Director elected or appointed after April 30, 1996 is granted an option to purchase 25,000 shares of the Company's Common Stock on the date such director takes office. All such options granted to new Non-Employee Directors vest over a five-year period from the date of grant with 20% of the option shares becoming first exercisable on the anniversary of the grant date. On each April 30 (after April 30, 1996), which is on or after the fifth anniversary of a Non-Employee Director's initial election as a director, such director is granted an additional option for 5,000 shares (subject to adjustment). Unless earlier terminated by the Board, the 1996 Directors' Plan shall terminate on June 1, 2006. The Directors' Plan and the 1996 Directors' Plan provide, among other things, that the option of any optionee, whose status as a director terminates because of retirement, or removal from the Board within one year after a change of control (as defined in the Directors' Plan and 1996 Directors' Plan), shall become fully exercisable with respect to all shares covered thereby and not previously purchased upon exercise of the option and shall remain fully exercisable until the option expires by its terms. Mr. Allen has non-qualified stock options for 11,781 shares of Common Stock and 11,782 shares of Class B Common Stock at an exercise price of $12.95 per share and received $14,000 for his services in fiscal year 2003.

Affiliations

        There is no family relationship between any director and any other director or nominee for director or executive officer of the Company. Directors who are directors of other public company are: Mr. Rubinovitz, a director of Kronos, Inc., and LTX Corporation; Mr. Peterson, a director of Krueger International, Inc., Florentine Opera Company and Cleary Gull Inc.; Mr. Allen, a director of Work Care Group; Mr. Ketelaars, a director of Telecom Society Netherlands; Mr. Bouyer, a director of LTX Corporation until October 2001 and a current director of Bethe1; and Mr. Hodes, a director of First Investor's Life Insurance Co., Expressions of Culture, Inc., Mexican-American Fine Arts Museum and Lawyers for the Creative Arts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who may be deemed to own beneficially more than ten percent of the Company's stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and NASDAQ. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 2003 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with on a timely basis with the exception of one report covering one gift of stock transaction filed late by Bruce Johnson due to an administrative oversight by the Company.

PRINCIPAL STOCKHOLDERS

        As of August 19, 2003, no person or firm owned of record, and, so far as it is known to the Company, no person or firm owned beneficially 5% or more of the outstanding Common Stock or Class B Common Stock of the Company, except for Edward J. Richardson whose ownership and pledge of Common Stock and Class B Common Stock is set forth above in the table under the caption "Election of Directors—Information Relating to Directors, Nominees and Executive Officers"; and those entities identified and whose ownership of Company stock is set forth in the following table:

			Common Stock and Class B Common Stock Beneficially Owned As of August 19, 2003(2)(3)(4)(5)(6)(7)&(8)
Name of Beneficial Owner	Number of Shares of Common		Percent of Class	Number of Shares of Class B Common	Percent of Class	Percent of Total Voting If Class Voting Not Applicable(1)
Royce & Associates, LLC	2,005,478	(3)	16.24%	0	0	4.52%
DePrince, Race & Zollo, Inc.	2,054,300	(4)	16.74%	0	0	4.63%
Loomis Sayles & Company, L.P.	861,311	(5)	7.02%	0	0	1.94%
T. Rowe Price Associates, Inc	1,163,746	(6)	9.31%	0	0	2.13%
Dimensional Fund Advisors, Inc.	746,150	(7)	6.08%	0	0	1.68%
William D. Witter	686,330	(8)	5.59%	0	0	1.55%

(1)
Common Stock is entitled to one vote per share and Class B Common Stock is entitled to ten votes per share. Computation assumes that Class B Common Stock held or subject to acquisition pursuant to stock option is not converted into Common Stock.

(2)
Date of holdings information is as of this date unless noted otherwise in footnote.

(3)
Charles M. Royce may be deemed a controlling person of Royce & Associates, Inc. ("Royce") and Royce Management Company ("RMC") and as such may be deemed to beneficially own the shares of Common Stock beneficially owned by Royce and RMC which own 2,005,478 shares of Common Stock which include 62,582 shares of Common Stock which would be issued upon conversion of the Company's 7 1/4% Convertible Subordinated Debentures and 17,222 shares of Common Stock which would be issued upon conversion of the Company's 8 1/4% Convertible Senior Subordinated Debentures owned by Royce and RMC. Mr. Royce does not own any shares outside of Royce and RMC, and disclaims beneficial ownership of the shares held by Royce and RMC. On October 1, 2001, Royce & Associates, Inc., The Royce Funds' investment adviser, became an indirect wholly-owned subsidiary of Legg Mason, Inc. ("Legg Mason"). On March 31, 2002, Royce & Associates, Inc. was merged into Royce Holdings, LLC (a wholly-owned subsidiary of Legg Mason), which then changed its name to Royce & Associates, LLC. As a result of this merger, Royce & Associates, LLC became The Royce Funds' investment adviser and a direct wholly-owned subsidiary of Legg Mason. Information disclosed in this table was obtained from Royce on July 15, 2003. The address for Royce is 1414 Avenue of the Americas, New York, NY 10019.

(4)
DePrince, Race & Zollo, Inc. is an investment advisor having sole power to vote and dispose of these shares. Information disclosed in this table was obtained from DePrince, Race & Zollo on August 19, 2003. The address for DePrince, Race & Zollo, Inc. is 201 S. Orange Ave., Suite 850, Orlando, FL 32801.

(5)
Loomis Sayles & Company, L.P. ("Loomis"), an investment advisor, has the sole power to vote 603,121 and has sole power to dispose of 861,311 shares held by Loomis (7.02%). Clients of Loomis have the economic interest but no one client has such an interest relating to more than 5% of the class. Loomis indicates that the shares reported for Loomis relate to such party's ownership of the Company's convertible debentures. Information disclosed in this table was obtained from Loomis on December 31, 2002. The address for Loomis is One Financial Center, Boston, MA 02111.

(6)
Includes 221,146 shares of Common Stock which would be issued on conversion of the Company's 7 1/4% Convertible Subordinated Debentures. These securities are owned by various individuals and institutional investors including the T. Rowe Price Small Cap Value Fund, Inc. (which owns 947,646 shares, representing 9.31% of the shares outstanding), which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Price Associates has sole dispositive power for the entire holding of 1,163,746 shares and has sole voting power for 196,400 shares of Common Stock and T. Rowe Price Small Cap Value Fund has sole voting power for the shares which it owns. Information disclosed in this table was obtained from T. Rowe Price Associates on August 19, 2003. The address for T. Rowe Price Associates is 100 East Pratt Street, Baltimore, MD 21202.

(7)
Dimensional Fund Advisors, Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over 746,150 securities of the Issuer described in this schedule that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. Information disclosed in this table was obtained from reviewing the Schedules 13G and 13F filed by Dimensional. The address for Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(8)
William D. Witter, Inc., an investment adviser, has sole voting and dispositive power over the 686,330 shares it beneficially owns. Clients of Witter have an economic interest in such shares but no one client has such an interest relating to more than 5% of the class. Information disclosed in this table was obtained on July 15, 2003, from William D. Witter, Inc. The address for William D. Witter, Inc. is 153 East 53rd Street, 51st Floor, New York, NY 10022

EXECUTIVE COMPENSATION

        The following table sets forth the annual and long-term compensation for the Company's chief executive officer and the four highest paid executive officers (named executives), as well as the total compensation paid to each such individual for the Company's two prior fiscal years:

SUMMARY COMPENSATION TABLE

Long-Term Compensation
		Annual Compensation					Awards		Payouts
Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation(1)		Restricted Stock Awards(2)	Stock Options/SARs	Long-Term Incentive Payouts	All Other Compensation(3)
Edward J. Richardson CEO and Chairman of the Board	2003 2002 2001	$436,980 436,295 419,165	$	— 38,600 354,680	$	— — —	— — —	— — —	$ — — —	$4,000 4,806 11,702
Bruce W. Johnson President and Chief Operating Officer	2003 2002 2001	391,263 372,397 351,318		80,575 — 119,705		— — —	10,000 10,000 10,000	— 25,000 50,000	— — —	4,000 4,806 11,702
Dario Sacomani Senior Vice President and Chief Financial Officer	2003 2002 2001	258,462 — —		72,415 — —		— — —	14,098 — —	50,000 — —	— — —	4,000
William G. Seils Senior Vice President, General Counsel and Secretary	2003 2002 2001	209,142 201,098 193,433		70,014 68,461 111,996		— — —	— — —	— 13,950 15,000	— — —	4,000 4,806 11,702
Robert L. Prince Executive Vice President, Worldwide Sales	2003 2002 2001	205,250 193,615 183,565		73,806 68,951 93,994		— — —	— — —	— 15,000 15,000	— — —	4,000 4,806 11,702

(1)
While officers enjoy certain perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus except as shown.

(2)
The restricted stock issued to Bruce W. Johnson vested within one year and that issued to Mr. Sacomani vests in three equal annual installments.

(3)
These amounts represent the Company's discretionary and 401(k) matching contributions to the Company's Profit Sharing Plan.

        The following table sets forth certain information concerning Options granted during fiscal 2003 to the named executives:

OPTION GRANTS IN LAST FISCAL YEAR

Name	Options Granted(1)(2)	% of Total Options Granted to Employees in FY03	Exercise or Base Price ($/sh)	Expiration Date	Fair Value at Grant Date(3)
Edward J. Richardson	—	—	$—	—	$—
Bruce W. Johnson	—	—	—	—	0
Dario Sacomani	50,000	100.0%	10.640	6/17/2012	227,619
William G. Seils	—	—	—	—	0
Robert L. Prince	—	—	—	—	0

(1)
Options granted become exercisable in 3 annual installments, beginning June 17, 2003.

(2)
Options granted under the option plan are exercisable for a period of up to ten years from the date of grant. Options terminate upon the Optionee's termination of employment with the Company, except under certain circumstances.

(3)
The fair value of the option at the grant date was calculated using the Black-Scholes option-pricing mode, using the following assumptions: $.16 annual dividend per share, expected annual standard deviation of stock price of 50% and a risk-free interest rate of 4.0%.

        The following table summarizes options exercised during fiscal year 2003 and presents the value of the unexercised options held by the named executives at fiscal year end:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES
At May 31, 2003

	Options Exercised(2)		Number of Unexercised Options held at Fiscal Year end		Value of Unexercised, In-the-money options at Fiscal Year end(1)
Name	Shares Acquired	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Edward J. Richardson	—	$—	—	—	$—	$—
Bruce W. Johnson	—	—	131,000	39,000	165,550	39,050
Dario Sacomani	—	—	16,666	33,334	—	—
William G. Seils	10,000	21,080	65,580	18,370	66,000	—
Robert L. Prince	—	—	81,000	19,000	97,425	27,110

(1)
Represents the difference between $9.050 per share (the closing price of the Company's common stock on May 31, 2003) and the exercise price of the options.

(2)
The Company permits broker-assisted cashless exercise of options by all optionees, including executive officers.

COMPENSATION AND AUDIT COMMITTEE REPORTS AND
STOCK PERFORMANCE GRAPH

        The following pages contain a report issued by our Compensation Committee relating to executive compensation for fiscal 2003, a report issued by our Audit Committee relating to its review of our financial statements, procedures and practices, and a chart titled "Stock Performance Graph." Stockholders should be aware that under SEC rules, the Compensation Committee Report on Executive Compensation, the Audit Committee Report and the Stock Performance Graph are not deemed to be "soliciting material" or "filed" with the SEC under the Securities Exchange Act of 1934, and are not incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless these sections are specifically referenced.

Report on Executive Compensation

        Traditionally, the Company's executive officers' compensation has been determined by the Company's Chief Executive Officer and Chief Operating Officer due to the relatively small number of other executive officers and the personal knowledge of the relative performance and responsibilities of each executive officer of the Chief Executive and Chief Operating Officers. Compensation for the Company's executive officers, other than the Chief Executive Officer, for the fiscal year ended May 31, 2003 was established in this manner and was approved by the Compensation Committee, except for long-term incentive compensation in the form of stock option and restricted stock award grants which were established by the Stock Option Committee. The compensation for the Company's Chief Executive Officer for fiscal 2003 was determined pursuant to a formula set by the Board of Directors in 1983, prior to the effective date of the Securities and Exchange Commission rules mandating disclosure of basis for such compensation, at a fixed base salary adjusted annually on each June 1 for changes in the cost of living ($436,980 for fiscal 2003), and a bonus equal to 2% of the Company's after tax profits. Mr. Richardson's bonus for fiscal year 2003, based on 2% of net income was $0. The Company expects that the Chief Executive Officer will continue to recommend compensation for the Company's other executive officers with the advice and guidance the Company's President and Chief Operating Officer, Bruce W. Johnson, with respect to other executive officers, for approval of the Compensation Committee of the Board of Directors who will set such compensation and that the Stock Option Committee will determine the granting of options and stock awards, and that the Chief Executive Officer's compensation also will be set by the Compensation Committee.

        Bruce W. Johnson became the Company's President and Chief Operating Officer on November 12, 1996 pursuant to an agreement dated as of November 7, 1996, which provides for an annual base salary subject to adjustment in certain circumstances, and a bonus if the Company's earnings per share (excluding extraordinary charges) for the year exceeds its earnings per share for the prior fiscal year with the amount of such bonus, if any, determined by the Company's actual earnings per share performance in relation to the Company's budgeted earnings per share for the year. Mr. Johnson's cash bonus for fiscal year 2003 was $80,575. The agreement also provides for payments to Mr. Johnson for one year equal to his salary and bonus and other employee benefits if his employment is terminated under certain circumstances, including, without cause or from a change-in-control, or a breach by the Company.

        Pursuant to a 3-year Employment Agreement dated May 31, 2002, Dario Sacomani became the Company's Senior Vice President and Chief Financial Officer. Mr. Sacomani's annual base salary is $280,000, and he receives a bonus of up to 50% of his base salary if performance goals are met. 50% of the bonus is determined by the Company's earning performance and 50% is determined by Mr. Sacomani meeting goals for the year established by the Chief Executive Officer. Mr. Sacomani also received an option for 50,000 shares (with an exercise price equal to 100% of Fair Market Value on the date of grant) and a restricted stock award for 14,098 shares that will vest in equal amounts over the next three years. The agreement provides for payments to Mr. Sacomani for one year equal to his salary and bonus for the 12-month period prior to termination and immediate vesting of options and restricted stock awards in the event of termination of employment without cause or by Mr. Sacomani for certain specified reasons and if the termination by Mr. Sacomani occurs within 2 years of a change in control, the salary and bonus payment amount is doubled. Mr. Prince is employed pursuant to an Employment Agreement dated June 6, 2000 pursuant to which he receives a base salary reviewed annually and a bonus of 50% of his base salary if performance goals established annually by the Company are met. The agreement provides for payment to Mr. Prince for one year equal to his salary and bonus for the 12-month period prior to termination in the event of termination of employment without cause or by Mr. Prince within 180 days after a sale to or merger into another company or a change in control.

        Individual compensation of other executive officers has been established to maintain equitable internal relationships taking into account the responsibilities, experience, seniority, and work performance of the individual executive, the overall performance of the Company and the unit or area of responsibility of the executive, the strategic objectives and budget considerations of the Company and competitive industry practices. The relative weight given to each of these factors varies from individual to individual and from year to year. Increases in executive officers' base salaries for the year ended May 31, 2003 ranged from 4% to 13% and increases in base salaries of executive officers for the year ending May 31, 2004 have been deferred for an indefinite period due to economic conditions.

        A significant portion of each executive officer's compensation is in the form of a bonus (in fiscal 2003 it was budgeted to be from 50% to 60% of base compensation depending on the executive) which is performance-related. Bonuses are designed to reward executives for achieving and exceeding Company performance goals and/or individual performance goals. Bonuses or portions thereof, in fiscal 2003, for certain executive officers were based upon targeted levels of the Company's earnings. For bonuses or portions thereof based upon individual performance, the performance criteria or goals varied with each executive as set by the Compensation Committee with recommendation from the Chief Executive Officer after the executive's annual review. For example, an executive responsible for a business unit may receive a bonus or a portion thereof based upon the business unit meeting its financial goals while an executive in charge of other functions may receive a bonus or portion thereof based upon his achieving individual performance objectives which are generally subjective, established specifically for him by the Compensation Committee with recommendation from the Chief Operating Officer or Chief Executive Officer. For the fiscal year ended May 31, 2003, such individual performance bonuses or portions thereof were paid at percentages of target, ranging from 71% to 100%. Financial measures (e.g. earnings per share, return on invested capital, gross margin) and targets for each executive officer are set at the beginning of the fiscal year by the Compensation Committee with recommendation from the Chief Executive Officer, or the Chief Operating Officer after review by the Chief Executive Officer, although discretionary adjustments are possible should unforeseen events occur.

        Salary levels, bonus criteria and performance objectives for the Company's executive officers are examined each year to take into account factors discussed above and other additional factors believed appropriate at the time. Executive compensation structures and levels for each year's targeted overall Company and individual performance goals are determined following regular structured annual reviews of each executive officer conducted by the Chief Executive Officer and/or Chief Operating Officer. Target performance levels take into account historic patterns of Company performance and strategic objectives.

        Individual stock option grants in fiscal 2003 were determined giving consideration to the factors discussed above, previous option grants, and to give the executive officers additional incentive to improve the overall performance of the Company. This resulted in total options granted to executive officers in fiscal 2003 of 50,000 shares, and restricted stock awards aggregating 27,398 shares. All such options have an exercise price that is equal to 100% of the Fair Market Value of the Company's Common Stock on the date of grant. The Chief Executive Officer does not participate in these plans.

        In addition, all executive officers, including the Chief Executive Officer, participate in broad based benefits generally available to all U.S. employees of the Company, such as medical, dental, disability, life insurance, profit sharing (which includes a 401(k) feature), employees' stock ownership and employees' stock purchase plans.

        The Omnibus Budget Reconciliation Act of 1993 (the "Act") amended the Internal Revenue Code, Section 162(m), to limit deductibility for the Company for income tax purposes of compensation paid to the Chief Executive Officer and the 4 other highest paid executive officers to $1 million per year, per person, subject to certain exceptions. The Company does not currently have any executive exceeding that limitation. If at a future date it appears likely that such limitation may be exceeded, the Committee will consider recommending restructuring of executive compensation programs in light of the requirements of the Act and the regulations that may be promulgated thereunder to permit them to meet the exceptions to the limitation so such compensation may continue to be deductible.

JACQUES BOUYER
SCOTT HODES
SAMUEL RUBINOVITZ

        The following graph sets forth the cumulative total stockholder return (assuming reinvestment of dividends) to the Company's stockholders during the five-year period ended May 31, 2003, as well as a broad equity market index (NASDAQ Stock Market (US & Foreign) Index) and a published industry index (NASDAQ Electronic Component Stock Index). All three indices reflect the value of an investment of $100 made on May 29, 1998. The stock price performance shown below is not necessarily indicative of future stock price performance.

PERFORMANCE GRAPH

Comparison of Five year Cumulative Total Return among Richardson Electronics Stock Index, NASDAQ
Composite Index, and NASDAQ Electronic Components Index

REPORT OF THE AUDIT COMMITTEE

        Pursuant to its written Charter, the Audit Committee has:

  •
  Reviewed and discussed the audited financial statements with management and with the independent auditors.

  •
  Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards Board No. 61.

  •
  Received the written disclosures from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the auditors' independence, and considered the compatibility of non-audit services provided to the Company by the auditors with their independence.

  •
  Based on the review and discussion above, recommended to the Board of Directors (and the Board of Directors has accepted the recommendation) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

        Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. The responsibility of the Audit committee is to monitor and review these processes. It is not the Audit

Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. The Committee members are not employees of the Company and they may not be, and they may not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements. The Audit Committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent accountants are in fact "independent."

FEES OF AUDITOR

        The following table sets forth the aggregate fees billed for each of the last two years for professional services rendered by the Company's principal accountant.

	2002	2003
Audit Fees(1)	$240,000.00	$346,800.00
Audit-related Fees	0	0
Tax Fees(2)	824,074.00	518,302.00
All Other Fees(3)	0	2,800.00

(1)
The Audit Fees were for professional services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements included in the Company's Annual Reports on Form 10-K for the fiscal years ended May 31, 2002 and 2003, the review of the Company's financial statements included in the Company's Quarterly Reports on Form 10-Q during such fiscal years and statutory audits for certain of its non-U.S. subsidiaries.

(2)
Tax fees were for tax planning and compliance.

(3)
Other fees billed by Ernst & Young LLP were for fees related to an audit of the Company by US Customs.

        The Audit Committee considered and determined that the provision of services to the Company by Ernst & Young LLP for which they received fees (other than Audit Fees) as noted above was compatible with maintaining the principal accountant's independence.

        Audit Fees are reviewed and specifically approved by the Audit Committee on an annual basis. On April 7, 2003, the Audit Committee established formal policies and procedures for the pre-approval of audit-related tax and other fees. These procedures include a review and pre-approval of an annual budget covering the nature of and amount to be expended for auditor services by specific categories of services to be provided. In addition, services not anticipated in the budget (so long as they are permitted services) or which exceed the budgeted amount may be authorized by the Company's Chief Financial Officer if $20,000 or less, and if more than $20,000, with the approval of the Chairman of the Audit Committee and in each case with a submission and approval by the full Audit Committee at its next regularly quarterly scheduled meeting.

        Members of the Audit Committee:

Scott Hodes
Harold L. Purkey
John R. Peterson

PROPOSAL TO APPROVE AN AMENDMENT TO THE RICHARDSON ELECTRONICS, LTD.
EMPLOYEES' 1999 STOCK PURCHASE PLAN

        The Company's Employees' Stock Purchase Plan adopted in 1983 and continued with the 1996 Stock Purchase Plan adopted in 1996, and the 1999 Plan adopted in 1999, the purpose of which was to attract, motivate and retain personnel by offering employees of the Company through the grant of stock options (at 85% of the fair market value of such stock on the date of grant, or the date of exercise, whichever is lower) the opportunity to participate in the appreciation in value of the Company's Common Stock which may result from their performance. The shares available for purchase under such Plans are nearly exhausted. On July 15, 2003, the Board of Directors of the Company adopted, subject to stockholder approval, an amendment to the Richardson Electronics, Ltd. Employees' 1999 Stock Purchase Plan ("Purchase Plan") to increase the number of shares subject to the Purchase Plan by 100,000 shares so as to permit the Company to continue to offer this employee benefit. The full text of the amendment is set forth in Exhibit A to this proxy statement. The Purchase Plan is designed to comply with the requirements of Section 423 of the Internal Revenue Code and Section 16b of the Securities Exchange Act of 1934. It is not subject to the Employee Retirement Income Security Act of 1974, nor subject to the qualification provisions of Section 401a of the Internal Revenue Code.

        The Purchase Plan is administered by the members of the Stock Option Committee appointed by the Board of Directors who are "Non-Employee Directors" as that term is defined in Rule 16b-3 of the Securities and Exchange Commission. No member of the Committee is eligible to participate in the Purchase Plan. The Committee is authorized to fix grant dates for options to be granted under the Purchase Plan, interpret the Purchase Plan, and control and manage the operations and administration of the Purchase Plan pursuant to such rules and regulations as it may from time to time adopt for carrying out the purposes of the Purchase Plan.

        Subject to adjustments in accordance with the provisions of the Purchase Plan as amended, 350,000 shares of the Company's Common Stock, $.05 par value (the "Common Stock") are reserved for issuance on exercise of options granted pursuant to the Purchase Plan. Such shares may be either authorized, but unissued shares of the Company, or shares which have been or may be reacquired by the Company including treasury shares.

        All regular employees of the Company and its subsidiaries who are designated by the Committee, who work more than 20 hours a week or more than five months during the year, may participate in the Purchase Plan. However, no employee may participate, if immediately after the option is granted, such employee beneficially owns (directly or by attribution) 5% or more of the Company's Common Stock, and no option may be granted to any employee which would permit his or her right to purchase Common Stock pursuant to any unexpired offering under the Purchase Plan and any other employee stock purchase plan to accrue at a rate which exceeds $25,000 during any calendar year based on the fair market value of such stock as determined on the grant date. The decision to participate is voluntary on behalf of the employee. Currently there are approximately 817 persons eligible to participate. All eligible employees are given written notice of a grant date and the opportunity to elect to participate through payroll deductions between 1 and 10% of their annual base compensation up to a maximum of $250,000 of compensation.

        The Committee will from time to time, as of a specified date (the "Grant Date"), offer options for shares of Common Stock to eligible employees on the date it so designates (an "Offering"). Subsequent Grant Dates will not be less than approximately one year apart. Eligible employees may become participants by completing and delivering to the Company such election and other forms as are required by the Committee, including a payroll deduction form, at least ten days before a Grant Date. A participant cannot increase or decrease the amount of his or her payroll deduction during the term of an option unless an adjustment in his or her compensation occurs, in which case, absent instructions to the contrary, his or her payroll deduction will be automatically adjusted to reflect such change. An Employee Stock Purchase Plan Account (the "Account") is established for each participant and payroll deductions are credited to the Account. No interest is paid on any amounts in such Accounts.

        Unless a participant gives written notice of termination or his or her employment is terminated prior to the exercise date of an option, each option is exercised automatically on the last business day prior to the last business day of the eleventh calendar month following the month of the Grant Date for such number of full shares as may be purchased with the accumulated payroll deductions credited to his or her Account on that date.

        The purchase price for the shares covered by options granted under the Purchase Plan will be equal to 85% of the fair market value of the shares on the Grant Date or the date of exercise, whichever is lower. The fair market value of the shares on a date is equal to (i) the mean of the closing bid and asked quotations (as reported by NASDAQ), or (ii) if the Common Stock is traded on a securities exchange, the last sale price of the Common Stock on such exchange. The term of each option will expire on the last business day of the eleventh calendar month following the month of the Grant Date.

        In the event an Offering is oversubscribed, the Committee may, in its sole discretion, either increase the number of shares in the Offering or make a pro rata allocation of available shares in the Offering in such a manner as it deems uniform and equitable. However, if the Committee decides to make a pro rata allocation, the payroll deductions elected by participants will be proportionately reduced to properly effectuate such allocation and the Committee will notify each participant in writing of such allocation.

        An employee's rights or options under the Purchase Plan are exercisable only by him or her during his or her lifetime, and such rights or options may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign or transfer such rights or options shall be without effect, except that the Company may treat such act as an election to terminate an option.

        The Board of Directors may from time to time amend or terminate, consistent with applicable laws and regulations, the Purchase Plan, without action by the Company's stockholders, except for an amendment which would (i) increase the aggregate number of shares of the Company's Common Stock subject to the Plan, (ii) alter the classification of employees eligible to participate, (iii) increase the option price, or (iv) cause the Purchase Plan not to qualify as an "employee stock purchase plan" under section 423(b) of the Internal Revenue Code, and no amendment or termination of the Purchase Plan shall impair or adversely alter any outstanding Option without the consent of the employee participant therein.

Federal Income Tax Consequences

        The federal income tax consequences of an option offering under the Purchase Plan, and the exercise thereof and the disposition of shares so acquired are summarized below. The Company expresses no opinion as to the tax consequences of an option offering, an exercise, or a disposition of shares acquired as to any particular employee. The funds deducted from the employee's pay are included in the employee's ordinary compensation and will be taxable in the year in which earned. The options granted under the Purchase Plan, however, are intended to qualify as options granted under Section 423 of the Internal Revenue Code, and, in general, the employee will not realize taxable income at the time of grant, or option exercise and purchase of shares. Upon disposition of the shares acquired upon exercise of an option granted under the Purchase Plan (provided they are held for at least 2 years after the Grant Date and 1 year after the Exercise Date), the employee will realize ordinary income on the disposition to the extent of the lesser of (1) the amount by which the fair market value of the stock at the time the option was granted exceeded the option price, and (2) the amount by which the fair market value of the stock at the time of disposition of the stock exceeded the price paid. Any further gain is taxed as capital gain. Where an employee sells the stock before the expiration of the required holding period, he realizes ordinary income (compensation) to the extent of the difference between the option price and the fair market value of the stock at the date the option was exercised. The Company is entitled to a tax deduction to the extent the employee recognizes ordinary income subject to the limitations of Section 162(m) of the Internal Revenue Code.

Interest of Directors, Nominees and Executive Officers

        Non-employee directors are not eligible to participate in the Purchase Plan. All employee directors and executive officers are eligible to participate, however, except as set forth in the above described limitations in the Purchase Plan, it is not possible to identify which of such persons will elect to participate in offerings under the Purchase Plan or the extent of their participation, because this will be determined in the future to the extent the Company makes an offering and then to the extent the person elects to participate. For the offer that ended May 31, 2003, a total of 133 employees participated of which 2 were executive officers. A total of 51,173 shares were purchased having a value (based on the difference between the price paid and the market price of the stock at that date) of $69,083.55, of which amount 1,454 shares having a value of $1,962.90 were purchased by executive officers.

Plan Category	Number of Securities to be Issued Upon Exercise of outstanding Options, Warrants and Rights		Weighted Average Per Share Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity Compensation Plans Approved by Security Holders	1,759,387		$9.25		954,023
Equity Compensation Plans Not Approved by Security Holders	23,563	(1)	$12.95	(1)	5,939	(2)
Total	1,782,950		$9.30		959,962

(1)
The Company has issued options pursuant to a contract to Arnold Allen, former President of the Company (see "Election of Directors—Directors Compensation" page 10).

(2)
The Company has also established The Florence Richardson Award pursuant to which annually one employee of the Company selected by a committee of employees for outstanding achievement to receive an award of shares of Common Stock of the Company having a market value of $5,000.

Stockholder Vote

        The affirmative vote of the holders of shares possessing a majority of the voting power present in person or represented by proxy and entitled to vote at the meeting is required to adopt the proposed amendment to the Purchase Plan. The amendment to the Purchase Plan and all options granted thereunder will terminate and become null and void if the amendment to the Purchase Plan is not approved by the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL REGARDING THE AMENDMENT OF THE RICHARDSON ELECTRONICS, LTD. EMPLOYEES' 1999 STOCK PURCHASE PLAN.

PROPOSAL TO RATIFY THE APPOINTMENT OF THE COMPANY'S
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        On August 21, 2003, the Audit Committee of the Board of Directors determined to engage KPMG LLP ("KPMG") to serve as the Company's independent certified public accountants for the fiscal year ending May 31, 2004 to replace Ernst & Young LLP ("E&Y") who had served as the Company's auditors since December 1981.

        Although the Audit Committee is not required to do so, it is submitting its selection of the Company's independent certified public accountants for ratification at the Annual Meeting in order to ascertain the views of its shareholders. The Audit Committee will not be bound by the vote of the shareholders; however, if the selection is not ratified, the Audit Committee would reconsider its selection.

        E&Y's reports on the Company's consolidated financial statements for the years ended May 31, 2003 and 2002, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the years ended May 31, 2003 and 2002, and the subsequent period through August 21, 2003, there were no disagreements with E&Y on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to E&Y's satisfaction, would have caused E&Y to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for the years ended May 31, 2003 and 2002; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        E&Y was provided with a copy of the foregoing disclosures. A copy of E&Y's letter, dated August 22, 2003, stating their agreement with such statements is attached as Exhibit 16.1 to the Company's Current Report on Form 8-K dated August 22, 2003 filed with the Securities and Exchange Commission.

        KPMG and E&Y have each advised the Company that the firm does not have any direct or indirect financial interest in the Company or its subsidiaries, or has such firm had any such interest in connection with the

Company or its subsidiaries during the past year. Representatives of KPMG LLP and Ernst & Young LLP are expected to be present at the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

ANNUAL REPORT

        The Company's Annual Report to Stockholders for the year ended May 31, 2003, including financial statements, accompanies this Proxy Statement. However, no action is proposed to be taken at the meeting with respect to the Annual Report, and it is not to be considered as constituting any part of the proxy soliciting material.

STOCKHOLDER PROPOSALS

        From time to time, stockholders present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at a meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 2004 stockholders' meeting submitted pursuant to SEC Rule 14a-8 must be received by the Company no later than May 7, 2004. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company. Any stockholder proposal proposed for submission at our 2004 annual meeting outside the process of SEC Rule 14a-8 after July 21, 2004 shall be considered untimely. If such a proposal is submitted after that date, the proxy holder or holders may exercise their discretionary authority, as conferred in the proxy, in voting on such proposal at such meeting.

OTHER MATTERS

        The management knows of no other business likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the form of proxy or their substitute will vote said proxy according to their best judgment.

A COPY OF THE COMPANY'S 2003 10-K REPORT IS AVAILABLE WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST TO: LEGAL DEPARTMENT, RICHARDSON ELECTRONICS, LTD., 40W267 KESLINGER ROAD, P. O. BOX 393, LAFOX, IL 60147-0393.

By order of the Board of Directors

EDWARD J. RICHARDSON Chairman of the Board & Chief Executive Officer
September 4, 2003

EXHIBIT A

AMENDMENT TO RICHARDSON ELECTRONICS, LTD.
EMPLOYEES' 1999 STOCK PURCHASE PLAN

        WHEREAS, Richardson Electronics, Ltd. (the "Company") Board of Directors established the Richardson Electronics, Ltd. Employees' 1999 Stock Purchase Plan (the "Plan") on April 13, 1999 and approved by the Stockholders on October 12, 1999; amended April 11, 2001; and

        WHEREAS, it is now desired to increase the number of shares of the Common Stock, $.05 per share par value, of the Company ("Common Stock") which are available for purchase upon the exercise of Options under the Plan by 100,000;

        NOW, THEREFORE, the Richardson Electronics, Ltd. Employees' 1999 Stock Purchase Plan is hereby amended as follows:

        Section 3.1 of the Plan is hereby amended in its entirety to read as follows:

        "Section 3.1 The total number of shares of the Common Stock which are available for purchase upon the exercise of Options under the Plan shall be Three Hundred Fifty Thousand (350,000) shares, subject to appropriate adjustment as provided in Article XIX."

        This Amendment to the Plan is effective May 30, 2003. The Amendment to the Plan shall be submitted to the stockholders for approval not later than May 30, 2004. If the Amendment to the Plan has not been approved, it shall terminate on such date in accordance with Article XXI of the Plan, and all Options outstanding on such date which would require the issuance of any of the additional 100,000 shares of Common Stock authorized by the Amendment if exercised shall be exercised as provided in Section 21.2.

A-1

RICHARDSON ELECTRONICS, LTD.
40W267 Keslinger Road
P.O. Box 393
LaFox, Illinois 60147-0393
 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Edward J. Richardson and William G. Seils as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock and Class B Common Stock of Richardson Electronics, Ltd. held of record by the undersigned on August 19, 2003, at the Annual Meeting of Stockholders to be held on October 15, 2003 or any adjournment thereof.

1.	ELECTION OF DIRECTORS	☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote all nominees listed below

    Edward J. Richardson, Bruce W. Johnson, Dario Sacomani, Arnold R. Allen, Jacques Bouyer, Scott Hodes, Ad Ketelaars, John Peterson Harold L. Purkey and Samuel Rubinovitz.

INSTRUCTION: To withhold authority to vote for any individual nominees write that nominee's name in the space provided below.

2.
PROPOSAL TO APPROVE the amendment to the Richardson Electronics, Ltd. Employees' 1999 Stock Purchase Plan to increase the number of shares subject to the Plan by 100,000.

☐	FOR	☐	AGAINST	☐	ABSTAIN
3.
PROPOSAL TO APPROVE notification of the engagement of KPMG LLP as the independent certified public accountants of Richardson Electronics, Ltd. for the fiscal year ending May 31, 2004.

☐	FOR	☐	AGAINST	☐	ABSTAIN
4.
In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(continued on other side)

        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1, 2 and 3.

        Please sign exactly as name appears below. For joint accounts, all tenants should sign. If signing for an estate, trust, corporation, partnership or other entity, title or capacity should be stated. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED	, 2003
Signature
Signature if held jointly

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INFORMATION CONCERNING THE SOLICITATION
ELECTION OF DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PRINCIPAL STOCKHOLDERS
EXECUTIVE COMPENSATION
COMPENSATION AND AUDIT COMMITTEE REPORTS AND STOCK PERFORMANCE GRAPH
FEES OF AUDITOR
PROPOSAL TO APPROVE AN AMENDMENT TO THE RICHARDSON ELECTRONICS, LTD. EMPLOYEES' 1999 STOCK PURCHASE PLAN
PROPOSAL TO RATIFY THE APPOINTMENT OF THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
ANNUAL REPORT
STOCKHOLDER PROPOSALS
OTHER MATTERS
  EXHIBIT A